EX-99.B(a)cmartsup


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          UNITED CASH MANAGEMENT, INC.

         United Cash Management, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Five Billion (5,000,000,000) shares of capital stock, (par value $0.01 per share), amounting in the aggregate to a par value of Fifty Million Dollars ($50,000,000.00).

         SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly designates and classifies the capital stock of the Corporation among the classes of the Corporation as follows:

         Class A                                     2,500,000,000 shares
         Waddell & Reed Money Market Class B         1,000,000,000 shares
         Class B                                       500,000,000 shares
         Class C                                       500,000,000 shares
         Waddell & Reed Money Market Class C           500,000,000 shares

The aggregate number of shares of all classes of stock of the Corporation remains at Five Billion (5,000,000,000) shares of capital stock, the par value remains $0.01 per share, and the aggregate par value of all authorized stock remains Fifty Million Dollars ($50,000,000.00).

         THIRD: The capital stock of the Corporation is divided into classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation and Articles Supplementary thereto, except as follows:

                  (1) The capital stock of Class A shares shall not be subject to either a front-end or contingent deferred sales charge or Rule 12b-1 fees;

                  (2) The capital stock of the Class B shares shall be subject to contingent deferred sales charge and a Rule 12b-1 fee, as determined by the Board of Directors of the Corporation from time to time, and Class B shares held by a shareholder for eight years shall convert automatically to Class A shares of the Corporation;

                  (3) To the extent not otherwise set forth in the Corporation's
                      Articles of Incorporation, each Class or Series of the Corporation shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as are determined by the Corporation's Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933 ("1933 Act") or any amendment thereto or any supplement to a prospectus or statement of additional information contained therein.


         FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 30th day of June, 1999.

                                                    ____________________________
                                                    Helge K. Lee, Vice President


Attest: ________________________________
         Kristen A. Richards
         Assistant Secretary

         The undersigned, Vice President of United Cash Management, Inc. who executed on behalf said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            UNITED CASH MANAGEMENT, INC.



                                            By: ______________________________
                                                Helge K. Lee, Vice President

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